                                                                     Exhibit 3.1

                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                           ARTHUR J. GALLAGHER & CO.

                              (FORMERLY AJG CO.)


Arthur J. Gallagher & Co. hereby certifies, by its officers, that this Restated Certificate of Incorporation has been duly adopted by the board of directors of Arthur J. Gallagher & Co. without a vote of stockholders, in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware. The corporation further certifies that this Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the corporation's certificate of incorporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this restated certificate.

FIRST.  The name of the corporation is Arthur J. Gallagher & Co.

SECOND. The address of the corporation's registered office in the State of Delaware is 229 South State in the City of Dover, 19901, and County of Kent. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

THIRD. The purpose of the corporation is to engage in any lawful act of activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH. (A) The aggregate number of shares which the corporation is authorized to issue is 51,000,000, of which 1,000,000 shares shall be Preferred Stock with no par value per share and 50,000,000 shares shall be Common Stock with par value of $1.00 per share.

     (B) The designations, relative rights, voting rights, preferences and privileges of each class of stock of the corporation, and the restrictions or qualifications thereof shall be as follows:

1.  PREFERRED STOCK

     (a) The board of directors is expressly authorized at any time, and from time to time, to issue shares of Preferred Stock in one or more series, and for such consideration as the board may determine, with such voting powers, full or limited but not to exceed one vote per share, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issue thereof, and as are not stated in this Certificate of Incorporation, or any amendment hereto. All shares of any one series shall be of equal rank and identical in all respects.

     (b) No dividend shall be paid or declared on any particular series of Preferred Stock unless dividends shall be paid or declared pro rata on all shares of Preferred Stock at the time outstanding of each other series which ranks equally as to dividends with such particular series.

     (c) Unless and except to the extent otherwise required by law or provided in the resolution or resolutions of the board of directors creating any series of Preferred Stock pursuant to this section, the holders of the Preferred Stock shall have no voting power with respect to any matter whatsoever. In no event shall the Preferred Stock be entitled to more than one vote in respect of each share of stock. Subject to the protective conditions or restrictions of any outstanding series of Preferred Stock, any amendment to this Certificate of Incorporation which shall increase or decrease the authorized capital stock of any class or classes may be adopted by the affirmative vote of the holders of a majority of the outstanding shares of the voting stock of the corporation.

     (d) Shares of Preferred Stock redeemed, converted, exchanged, purchased, retired or surrendered to the corporation, or which have been issued and reacquired in any manner, shall, upon compliance with any applicable provisions of The General Corporation Law of the State of Delaware, have the status of authorized and unissued shares of Preferred Stock and may be reissued by the board of directors as part of the series of which they were originally a part or may be reclassified into and reissued as part of a new series or as a part of any other series, all subject to the protective conditions or restrictions of any outstanding series of Preferred Stock.

2. COMMON STOCK. The holders of the Common Stock shall be entitled to receive such dividends as the board of directors may declare from time to time, provided that any and all preferred dividends on the Preferred Stock for the then current quarter have been theretofore set aside or paid, and all prior quarterly dividends on the Preferred Stock have been paid in full. Upon the liquidation of the corporation the holders of the Common Stock shall receive, share and share alike, all of the net assets of the corporation remaining after the payment of the liquidation preference payable with respect to the Preferred Stock. The Common Stock shall not be subject to redemption or retirement. Each holder of the Common Stock shall be entitled to one vote for each share of such stock standing in his name on the books of the corporation. The holders of the Common Stock shall not have cumulative voting rights in the election of directors.

3. NO PRE-EMPTIVE RIGHTS. No stockholder of the corporation shall, because of his ownership of stock, have a pre-emptive or other right to purchase, subscribe for, or take any part of any stock or any part of the notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase stock of the corporation. Any part of the capital stock and any part of the notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase stock of the corporation authorized by this Certificate of Incorporation or any amendment thereto, may at any time be issued, optioned for sale, and sold or disposed of by the corporation pursuant to resolutions of its board of directors to such persons and upon such terms as may to such board seem proper without first offering such stock or securities or any part thereof to existing stockholders.

FIFTH.  The corporation is to have perpetual existence.

SIXTH. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

          To make, alter or repeal the by-laws of the corporation.

          To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

          To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

          By resolution passed by a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or by-laws, expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

          When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the corporation including its goodwill, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

SEVENTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stock-holders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

EIGHTH.   (a)  Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

          (b) Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, by any provision of the General Corporation Law of the State of Delaware, the meeting and vote of stockholders may be dispensed with if the holders of a majority of the shares of stock which would have been entitled to be voted upon the action if such meeting were held shall consent in writing to such corporate action being taken; provided that in no case shall the written consent be by the holders of stock having less than the minimum percentage of the total vote required by statute for the proposed corporate action and that prompt notice must be given to all stockholders of the taking of corporate action without a meeting and by less than unanimous written consent.

          (c) Election of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

NINTH.    The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

TENTH.    A.   In addition to the vote of stockholders otherwise required by law or by the terms of any other Article of this Certificate of Incorporation, the affirmative vote of the holders of not less than 80% of the outstanding shares of voting stock of this corporation and the affirmative vote of the holders of not less than 67% of the outstanding shares of voting stock held by stockholders other than a "Related Person" (as hereinafter defined) shall be required for the approval or authorization of any "Business Combination" (as hereinafter defined); provided, however, that the 80% and 67% voting requirements shall not be applicable if:

     (1) The "Continuing Directors" of this corporation (as hereinafter defined) by a two-thirds vote (a) have expressly approved in advance the acquisition of outstanding shares of voting stock of the corporation that caused the Related Person to become a Related Person, or (b) have approved the Business Combination prior to the Related Person involved in the Business Combination having become a Related Person; or

     (2) The Business Combination is solely between this corporation and another corporation, 50% or more of the voting stock of which is owned by this corporation and none of which is owned by the Related Person; provided that if this corporation is not the surviving entity, each stockholder of this corporation receives the same type of consideration in such transaction in proportion to his stockholdings and the provisions of this Article TENTH of this corporation's Certificate of Incorporation are continued in effect or adopted by such surviving corporation as part of its articles of incorporation or certificate of incorporation, as the case may be, without any change; or

     (3) All of the following conditions are satisfied:

          (a) The cash or fair market value of the property, securities or other consideration to be received per share by holders of common stock of this corporation in the Business Combination is not less than the higher of:

               (i) the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the the Related Person in acquiring any of its holdings of this corporation's common stock, or

               (ii) an amount that bears that same percentage relationship to the market price of this corporation's common stock immediately prior to the announcement of such Business Combination as the highest per share price determined in (i) above bears to the market price of this corporation's common stock immediately prior to the commencement of the acquisition of this corporation's voting stock that caused such Related Person to become a Related Person, or

              (iii) an amount calculated by multiplying the earnings per share of the corporation's common stock for the four fiscal quarters immediately preceding the record date for determination of stockholders entitled to vote on such Business Combination by the price/earnings multiple of the Related Person as of the record date as customarily computed and reported in the financial press.

     Appropriate adjustments shall be made with respect to (i), (ii) and (iii) above for recapitalizations and for stock splits, stock dividends, and like distributions; and

          (b) A timely mailing shall have been made to the stockholders of this corporation containing in a prominent place (i) any recommendations as to the advisability (or inadvisability) of the Business Combination that the Continuing Directors or "Outside Directors" (as hereinafter defined) may choose to state, if there are at the time any such directors, and (ii) the opinion of a reputable nationally recognized investment banking or financial services firm as to the fairness from the financial point of view of the terms of the Business Combination to the stockholders of this corporation other than the Related Person (such firm to be engaged solely on behalf of such other stockholders, to be paid a reasonable fee for its services by this corporation upon receipt of such opinion, to be a firm that has not previously been significantly associated with the Related Person and, if there are at the time any such directors, to be selected by a majority of the Continuing Directors and Outside Directors).

     B. For the purposes of this Article TENTH, the following definitions shall apply:

     (1) The term "Business Combination" shall mean (a) any merger or consolidation of this corporation or a subsidiary of this corporation with or into a Related Person, (b) any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any "Substantial Part" (as hereinafter defined) of the assets either of this corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary, to a Related Person, (c) any merger or consolidation of a Related Person with or into this corporation or a subsidiary of this corporation, (d) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to this corporation or a subsidiary of this corporation, (e) the issuance of any securities of this corporation or a subsidiary of this corporation to a Related Person, (f) the acquisition of this corporation or a subsidiary of this corporation of any securities issued by a Related Person, (g) any reclassification of securities, recapitalization or other transaction designed to decrease the number of holders of this corporation's voting securities remaining, if there is a Related Person, and (h) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

     (2) The term "Related Person" shall mean and include any individual, corporation, partnership or other person or entity which, together with their "Affiliates" and "Associates" (as defined as of November 1, 1983, in Rule 12b-2 under the Securities Exchange Act of 1934), "Beneficially Owns" (as defined as of November 1, 1983, in Rule 13d-3 under the Securities Exchange Act of 1934) in the aggregate 20% or more of the outstanding shares of the voting stock of this corporation, and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity; provided that "Related Person" shall not include any person who beneficially owned 20% or more of the outstanding shares of the voting stock of the corporation on November 1, 1983.

     (3) The term "Substantial Part" shall mean more than 30% of the fair market value of the total assets of the corporation in question, as of the end of its most recent fiscal year ending prior to the time the determination is being made.

     (4) Without limitation, any shares of voting stock of this corporation that any Related Person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed beneficially owned by the Related Person.

     (5) For the purposes of subparagraph A.(3)(a) of this Article TENTH, the term "other consideration to be received" shall include, without limitation, capital stock of this corporation retained by its existing public stockholders in the event of a Business Combination in which this corporation is the surviving corporation.

     (6) The term "Continuing Director" shall mean a director who was a member of the board of directors of this corporation immediately prior to the time that the Related Person involved in a Business Combination became a Related Person, and the term "Outside Director" shall mean a director who is not (a) an officer or employee of this corporation or any relative of an officer or employee or (b) a Related Person or an officer, director, employee, Associate or Affiliate of a Related Person, or a relative of any of the foregoing.

     C. The affirmative vote required by this Article TENTH is required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

ELEVENTH. A. The number of directors of the corporation shall be fixed from time to time by, or in the manner provided in, its by-laws, but in no event shall the number of directors of the corporation be less than three nor more than fifteen. The directors shall be divided into three classes, designated Class I, Class II, and Class III. Such classes shall be as nearly equal in number as possible. At the 1984 annual meeting of the stockholders, directors of Class I shall be elected for a term expiring at the first annual meeting of the stockholders following their election, directors of Class II shall be elected for a term expiring at the second annual meeting of the stockholders following their election, and directors of Class III shall be elected for a term expiring at the third annual meeting of the stockholders following their election. At each annual meeting of stockholders of the corporation following the 1984 annual meeting, successors to the directors of the class whose terms then expire shall be elected to hold office for a full term expiring at the third succeeding annual meeting of stockholders. All directors shall continue in office until their respective successors are duly elected and qualified.

     B. Vacancies on the board of directors resulting from the death, resignation or removal of a director or directors, and newly created directorships resulting from any increases in the authorized number of directors, shall be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and any director so chosen shall, in the case of a director elected to fill a vacancy, hold office until the expiration of the term of the office of the director he replaces, and in the case of a director elected to fill a newly created directorship, shall hold office until the expiration of the term of the class of directors to which he was elected. If there are no directors in office, then an election of directors shall be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least twenty-five percent of the total number of shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

     C. A director or the entire board of directors may only be removed, with or without cause, by the affirmative vote of the holders of 80% of the outstanding shares of voting stock of this corporation and the affirmative vote of the holders of not less than 67% of the outstanding shares of voting stock held by stockholders other than a "Related Person" (as defined in Article TENTH). Any director may be removed with cause at any time by the affirmative vote of the majority of directors in office.

TWELFTH. The provisions set forth in this ARTICLE TWELFTH and in ARTICLES TENTH and ELEVENTH may not be amended or repealed in any respect, unless such action is approved by the affirmative vote of the holders of 80% or more of the outstanding shares of voting stock of the corporation and the affirmative vote of the holders of not less than 67% of the outstanding shares of voting stock held by stockholders other than a "Related Person" (as defined in Article TENTH).

THIRTEENTH. No director shall be personally liable to the corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under
Section 174 of Title 8 of the Delaware Code (relating to the Delaware General Corporation Law) or any amendment thereto or successor provision thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, such director (i) shall have breached the duty of loyalty to the corporation or its stockholders, (ii) shall not have acted in good faith, or in failing to act, shall not have acted in good faith, (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law, or (iv) shall have derived an improper personal benefit. Neither the amendment nor repeal of this Article THIRTEENTH, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article THIRTEENTH, shall eliminate or reduce the effect of this Article THIRTEENTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article THIRTEENTH would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

     IN WITNESS WHEREOF, Arthur J. Gallagher & Co. has caused this certificate to be signed by its President and attested to by its Secretary this 12th day of May, 1987.

                                         ARTHUR J. GALLAGHER & CO.


                                         By:/s/ Robert E. Gallagher
                                            -----------------------------------
                                                Robert E. Gallagher, President



ATTEST:


By:/s/ Dean H. Goossen
   --------------------------------
       Dean H. Goossen, Secretary

                          CERTIFICATE OF AMENDMENT OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                           ARTHUR J. GALLAGHER & CO.


It is hereby certified that:

1.   The name of the corporation (hereinafter called the "Corporation") is:

                           Arthur J. Gallagher & Co.

2. The Restated Certificate of Incorporation of the Corporation is hereby amended by striking out Article Eighth (b) thereof and by substituting in lieu of said Article the following new Article:

     "(b) Any action required or permitted to be taken by the stockholders of the corporation must be taken at a duly called annual or special meeting of the stockholders of the corporation and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied."

3. The amendment of the Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


Signed and attested to on September 30, 1991.


                                              /s/ Michael J. Cloherty
                                              -------------------------------
                                              Michael J. Cloherty
                                              Vice President


Attest:

/s/ Carl E. Fasig
- --------------------------------
Carl E. Fasig
Assistant Secretary

                          CERTIFICATE OF AMENDMENT OF
                     RESTATED CERTIFICATE OF INCORPORATION
                         OF ARTHUR J. GALLAGHER & CO.


It is hereby certified that:

1.   The name of the corporation (hereinafter called the "Corporation") is:

                           Arthur J. Gallagher & Co.

2. The Restated Certificate of Incorporation of the Corporation is hereby amended by striking out Article Fourth (A) thereof and by substituting in lieu of said Article the following new Article:

     "(A) The aggregate number of shares which the corporation is authorized to issue is 101,000,000, of which 1,000,000 shares shall be Preferred Stock with no par value per share and 100,000,000 shares shall be Common Stock with par value of $1.00 per share."

3. The amendment of the Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


Signed and attested to on May 30, 1996.


                                              /s/ Michael J. Cloherty
                                              -------------------------------
                                              Michael J. Cloherty
                                              Executive Vice President


Attest:

/s/ Carl E. Fasig
- -------------------------------
Carl E. Fasig
Secretary